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                                                                     EXHIBIT 5.1

                    [GLENN RASMUSSEN & FOGERTY LETTERHEAD]



                                July 15, 1996


Board  of Directors
Sterile Recoveries, Inc.
28100 U.S. Highway 19 North
Suite 201
Clearwater, FL  34621

Gentlemen:

        We have acted as counsel to Sterile Recoveries, Inc. (the "Company") in connection with the Registration Statement on Form S-1, No. 333-03745, that was filed by it with the Securities and Exchange Commission on May 15, 1996 (the " Registration Statement"), for the purpose of registering under the Securities Act of 1933 a public offering of up to 2,300,000 shares of the Company's common stock, $.001 par value, of which up to 2,150,000 shares (the "Shares") will be offered and sold by the Company and up to 150,000 shares will be offered and sold for certain shareholders of the Company.

        In rendering the opinion expressed below, we have examined certificates of public officials, copies of the bylaws and articles of incorporation of the Company, written consents and minutes of meetings of the shareholders and Board of Directors of the Company, and such other documents and corporate records of the Company as we considered necessary to form a basis for that opinion. In our examination of the foregoing documents and certificates, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

        Based on the foregoing, and subject to the assumptions and limitations stated in this letter, we are of the opinion that the Shares, when issued and sold for the consideration specified in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. This letter does not constitute our consent, however, to being named in the Registration Statement as having prepared or certified any part of it or any report or valuation that is used in connection with it.

                                        Very truly yours,



                                        GLENN RASMUSSEN & FOGARTY, P.A.

                                        /s/ DAVID S. FELMAN
                                        ------------------------
                                            DAVID S. FELMAN